Scarborough	Item 24.b Exhibit (13)

Average Annual Total Return as of December 31, 2001
Standard Returns

P(1 + T)n = ERV

P = a hypothetical initial payment of $1000
T = average annual total return
n = number of years
ERV = ending redeemable value of a hypothetical $1000 payment made at the beginning of the 1, 5, or 10 year periods at the end of those periods (or a fractional portion thereof)

	1 Year	5 Year	10 Year	From Inception

Bankers Trust Internat'l				10/27/1999
	747.50	N/A	N/A	762.23
	(0.74750)^1			(0.76223)^1/2.18
	0.74750			0.88290
	-0.2525			-0.1171

GS Capital Growth				10/27/1999
	843.30	N/A	N/A	895.85
	(0.84330)^1			(0.89585)^1/2.18
	0.84330			0.95080
	-0.1567			-0.0492

GS Small Core Small Cap Equity				10/27/1999
	1031.80	N/A	N/A	1245.62
	(1.03180)^1			(1.24562)^1/2.18
	1.03180			1.10600
	0.0318			0.1060

TRP Equity Income				10/27/1999
	1003.00	N/A	N/A	1128.22
	(1.00300)^1			(1.12822)^1/2.18
	1.00300			1.05690
	0.0030			0.0569

TRP Mid-Cap Growth				10/27/1999
	976.90	N/A	N/A	1268.07
	(0.97690)^1			(1.26807)^1/2.18
	0.97690			1.11510
	-0.0231			0.1151

Average Annual Total Return as of December 31, 2001
Non-Standardized Returns

P(1 + T)n = ERV

P = a hypothetical initial payment of $1000
T = average annual total return
n = number of years
ERV = ending redeemable value of a hypothetical $1000 payment made at the beginning of the 1, 5, or 10 year periods at the end of those periods (or a fractional portion thereof)

	1 Year	5 Year	10 Year	From Inception

Bankers Trust Internat'l				4/30/1999
	747.50	N/A	N/A	764.01
	(0.74750)^1			(0.76401)^1/2.67
	0.74750			0.90410
	-0.2525			-0.0959

GS Capital Growth				4/30/1998
	843.30	959.75	N/A	1076.16
	(0.84330)^1	(0.95975)^3		(1.07616)^1/3.67
	0.84330	0.98640		1.02020
	-0.1567	-0.0136		0.0202

GS Small Core Small Cap Equity				2/13/1998
	1031.80	1200.82	N/A	1070.85
	(1.03180)^1	(1.20082)^3		(1.07085)^1/3.88
	1.03180	1.06290		1.01780
	0.0318	0.0629		0.0178

TRP Equity Income				6/1/1995
	1003.00	1044.75	1433.63	1982.12
	(1.00300)^1	(1.04475)^3	(1.43363)^5	(1.98212)^1/6.59
	1.00300	1.01470	1.07470	1.10940
	0.0030	0.0147	0.0747	0.1094

TRP Mid-Cap Growth				12/31/1996
	976.90	1291.11	1822.14	1822.14
	(0.97690)^1	(1.29111)^3	(1.82214)^5	(1.82214)^1/5
	0.97690	1.08890	1.12750	1.12750
	-0.0231	0.0889	0.1275	0.1275